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                                                                     EXHIBIT 4.6


         SECOND AMENDMENT dated as of September 15, 1998 (the "Second Amendment") to the NOTE AGREEMENT dated as of April 12, 1995, as amended by the First Amendment dated as of September 12, 1997 (as amended, the "Agreement") by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Company"), AMERIGAS PROPANE, INC., a Pennsylvania corporation formerly known as New AmeriGas Propane, Inc. (the "General Partner"), PETROLANE INCORPORATED, a Pennsylvania corporation and successor by merger to Petrolane Incorporated, a California corporation ("Petrolane"; the Company, the General Partner and Petrolane being hereinafter collectively referred to as the "Obligors"), and each of the noteholders listed in Schedule I to the Agreement as amended hereby (the "Holders").

         WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

                  1. Amendments to the Agreement. Effective as of the Effective Date (as hereinafter defined), the Agreement is hereby amended as follows:

                  1.1      Amendments to Section 10.1.

                           (a) Section 10.1(f) of the Agreement is hereby
amended to read in its entirety as follows:

                                    "(f) the Company may become and remain
                           liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this Section 10.1, if on the date the Company becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is equal to or greater than 2.50 to 1.0, and
                           (ii) the ratio of Consolidated Cash Flow to Average Consolidated Pro Forma Debt Service is equal to or greater than 1.25 to 1.0."

                  1.2      Amendments to Section 10.2.

                           (a) Section 10.2(m) of the Agreement is hereby
amended to read in its entirety as follows:

                                    "(m) Liens (other than the Liens referred to
                           in clauses (j), (k) or (l) above) securing
                           Indebtedness represented by the 1998 Notes or other Indebtedness incurred in accordance with Section 10.1(b) or 10.1(e) or, to the extent incurred (i) to repay Indebtedness or letter of credit obligations incurred and outstanding under the Acquisition Facility or the Revolving Credit Facility (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness); (ii) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with
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                           GAAP) of or additions (including additions by way of
                           acquisitions or capital contributions of businesses and related assets) to the General Collateral, or
                           (iii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, Section 10.1(f), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and the other Indebtedness secured under the Security Documents, (2) in the case of Indebtedness incurred in accordance with Section 10.1(b) or 10.1(f) to finance the making of additions to the General Collateral, the Company has delivered to the Collateral Agent an Officers' Certificate demonstrating that the principal amount of such Indebtedness (net of transaction costs funded by the proceeds of such Indebtedness) does not exceed the lesser of the cost to the Company and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner), and
                           (3) the Company has delivered to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent with regard to the attachment and perfection of the Lien of the Security Documents with respect to such additional property and assets;"

                  1.3      Amendment to Section 13.

                           (a) Section 13.1 is hereby amended by adding the
following definition:

                                   "1998 Notes: the Notes issued in an aggregate
                  principal amount not exceeding $100,000,000 pursuant to the Note Agreements, each dated as of October __, 1998, among the Company, the General Partner and the purchasers named in
                  Schedule I thereto (but not any extension, refunding or refinancing thereof)."

                  2. Conditions to Effectiveness of this Second Amendment. This Second Amendment shall become effective only upon the satisfaction in full (or waiver by the Required Holders) of the following conditions precedent (the first date upon which each such condition shall have been so satisfied or waived being herein referred to as the "Effective Date"):

                           (a) No Defaults. On the Effective Date (after giving
effect to this Second Amendment), no Default or Event of Default shall have occurred and be continuing.

                           (b) Section 8 of the Credit Agreement shall have been
amended to provide for substantially the same covenants set forth in Section 10 of the Agreement after giving effect to this Second Amendment. The covenants and events of default set forth in the Credit Agreement shall not have been otherwise amended in any material respect.

                           (c) Second Amendment. Each of the Obligors and the
Required Holders shall have executed this Second Amendment, and counterparts hereof bearing the signatures of the Obligors shall have been delivered to the holders together with a notice from the Company to each holder as to the satisfaction of this condition.


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                  3. Agreement; Terms. Except as expressly amended hereby, the
Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this Second Amendment shall not be deemed to waive or amend any provision of the Agreement except as expressly set forth herein. As used in the Agreement, the terms "this Agreement," "herein," "hereinafter," "hereunder," "hereto" and words of similar import shall mean and refer to, from and after the Effective Date, unless the context otherwise specifically requires, the Agreement as amended by this Second Amendment. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

                  4. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  5. Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  6. Expenses. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Holders in connection with the preparation of this Second Amendment, including, but not limited to, the reasonable fees, charges and disbursements of one outside special counsel for the Holders as provided for in Section 16.1 of the Agreement.

                  7. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rule which might result in the application of the laws of any other jurisdiction).

                  8. Ratification and Confirmation of Security Documents. The Company hereby ratifies and confirms the provisions of the Security Documents for the benefit from time to time of the holders of the Notes.


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed as of the date first above written.

                                    AMERIGAS PROPANE, L.P.

                                    By: AmeriGas Propane, Inc.,
                                        its general partner

                                    By: Martha B. Lindsay
                                        ---------------------------------------
                                        Martha B. Lindsay
                                        Vice President - Finance and Chief
                                          Financial Officer

                                    AMERIGAS PROPANE, INC.

                                    By: Martha B. Lindsay
                                        ---------------------------------------
                                        Martha B. Lindsay
                                        Vice President - Finance and Chief
                                          Financial Officer

                                    PETROLANE INCORPORATED

                                    By: Martha B. Lindsay
                                        ---------------------------------------
                                        Martha B. Lindsay
                                        Vice President - Finance and Chief
                                          Financial Officer

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                      (registered holder of Notes #RA-1, RA-2,
                                        RA-4 and RA-5)

                                    By: Robert G. Gwin
                                        ---------------------------------------
                                        Robert G. Gwin
                                        Vice President

                                    PRUCO LIFE INSURANCE COMPANY (registered
                                      holder of Note #RA-3)

                                    By: Randall M. Kob
                                        ---------------------------------------
                                        Randall M. Kob
                                        Vice President

                                    METROPOLITAN LIFE INSURANCE COMPANY
                                      (registered holder of Note #RB-1)

                                    By: James A. Wiviott
                                        ---------------------------------------
                                        James A. Wiviott
                                        Director


             [SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE AGREEMENT]
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                                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                      UNITED STATES (registered holder of Note
                                        #RC-1)

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    CIG & CO. (registered holder of Notes #RC-2,
                                      RC-3, RC-4, RC-6 and RC-14)


                                    By: James G. Schelling
                                        ---------------------------------------
                                        James G. Schelling
                                        Partner


                                    TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                      OF AMERICA (registered holder of Note
                                        #RC-10)

                                    By:
                                        ---------------------------------------
                                        Thomas E. Solano
                                        Director Private Placements

                                    TRAL & CO ((registered holder of Note #RC-11
                                      (beneficially owned by The Travelers
                                        Insurance Company)

                                    By: Frank G. Pattison
                                        ---------------------------------------
                                        Frank G. Pattison
                                        Attorney-in-fact

                                    LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                      (registered holder of Note #RC-15)


                                    By: J. Steven Staggs
                                        ---------------------------------------
                                        J. Steven Staggs
                                        Vice President


             [SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE AGREEMENT]